[Letterhead of Deloitte & Touche, LLP]





February 23, 2001

Boards of Directors
Fidelity Bankshares, Inc.
Fidelity Bankshares, M.H.C.
Fidelity Federal Bank and Trust
218 Datura Avenue
West Palm Beach, FL  33401

Ladies and Gentlemen:

You have requested this firm's opinion regarding certain Florida Income/Franchise tax consequences which will result from the conversion of Fidelity Bankshares, M.H.C., a federal mutual holding company (the "Mutual Holding Company") into the capital stock form of organization, as effectuated pursuant to the three integrated transactions described below.

Our opinion is conditioned on the opinion as provided to Fidelity Bankshares, Inc., Fidelity Bankshares, M.H.C., and Fidelity Federal Bank by Trust's Special Counsel, Luse Lehman Gorman Pomerenk & Schick, concerning the Federal income tax consequences from the Conversion of Fidelity Bankshares, M.H.C. into the capital stock form of organization. Our opinion is also based on, and is conditioned on the continued applicability of, the provisions of the Florida Income/Franchise Tax Code, case law precedent and State of Florida pronouncements as of the date hereof. Any future amendments to the Florida Income/Franchise Tax Code or applicable regulations, or new judicial decisions or administrative interpretations, any of which could be retroactive in effect, could cause us to modify our opinion. No opinion is expressed with regard to the Federal or state income tax consequences of the Conversion into the capital stock form of organization under any section of the Code (or under state and local tax law) except if and to the extent specifically addressed.

Our opinion is limited to the Florida state income/franchise tax consequences described below and does not address any other state tax consideration or any other federal, state, local, foreign, or other tax considerations.

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Description of Proposed Transactions

We understand that the relevant facts are as follows. On January 7, 1994, the Fidelity Federal Savings Bank of Florida, a federally chartered mutual savings bank ("Fidelity Federal") reorganized from a mutual savings bank to become the majority-owned stock subsidiary of the Mutual Holding Company. To accomplish this transaction, Fidelity Federal organized the Fidelity Federal Savings Bank of Florida, a federally chartered stock bank (the "Bank"), as a wholly owned subsidiary. Fidelity Federal then transferred substantially all of its assets and liabilities, including all of its deposit-taking, lending and other banking functions and its corporate name of the newly created stock savings bank called Fidelity Federal Savings Bank of Florida. Fidelity Federal then converted its charter to a mutual holding company charter to become the Mutual Holding Company.

In connection with the foregoing transaction, the Bank sold less than 50% of its outstanding shares of Bank common stock to depositors, certain tax-qualified plans and members of the public (the "Bank Minority Stockholders"). The remaining shares of Bank common stock were held by the Mutual Holding Company. The reorganization of Fidelity Federal into the mutual holding company form of organization, and the sale to the Bank Minority Stockholders of stock in the Bank, are sometimes herein collectively referred to as the "MHC Reorganization." On January 29, 1997, the Bank reorganized into a two-tier holding company form of organization whereby Fidelity Bankshares, Inc., a Delaware-chartered mutual holding company with the power to issue stock ("Mid-Tier Holding Company") became the parent of the Bank and the Mid-Tier Holding Company became the majority owned subsidiary of the Mutual Holding Company. To accomplish this transaction, the Bank chartered the Mid-Tier Holding Company as a wholly owned subsidiary and the Mid-Tier Holding Company chartered an interim federal stock savings bank as a wholly owned subsidiary. The interim federal savings bank then merged into the Bank with the Bank's shareholders, including the Mutual Holding Company, receiving shares of the Mid-Tier Holding Company in exchange for their shares of Bank common stock. The shares of the Mid-Tier Holding Company owned by the Bank were canceled.

On November 21, 2000, the Board of Directors of the Mutual Holding Company adopted the plan of Conversion and Reorganization ("Plan") providing for the conversion of the Mutual Holding Company from a federally chartered mutual holding company to a Delaware stock corporation to be named "Fidelity Bankshares, Inc."

At the present time, three transactions referred to as the "MHC Merger", the "Mid-Tier Merger", and the "Bank Merger" are being undertaken. Pursuant to the Plan, the conversion ("Conversion") will be effected in the following steps, each of which will be completed contemporaneously.

          (i) The Bank will establish the Holding Company as a first-tier Delaware chartered stockholding company subsidiary.

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February 23, 2001


          (ii) The Holding Company will charter an interim federal savings bank ("Interim") as a wholly owned subsidiary.

          (iii)The Mutual Holding Company will charter a federal  mid-tier stock
               holding   company   ("Fidelity   Mid-Tier")  as  a  wholly  owned
               subsidiary.

          (iv) The Mid-Tier Holding Company will merge into Federal Mid-Tier, with Federal Mid-Tier as the resulting entity.

          (v) Federal Mid-Tier will convert into or exchange its charter for an interim federal stock savings bank (which shall continue to be referred to as "Federal Mid-Tier") and will merge with and into the Bank (the "Mid-Tier Merger"), with the Bank as the resulting entity, and the Federal Mid-Tier stockholders (formerly shareholders of Mid-Tier Holding Company) will constructively receive shares of the Bank common stock in exchange for their Federal Mid-Tier common stock.

          (vi) The Mutual Holding Company will exchange its charter for an interim stock savings bank charter and simultaneously merge with and into the Bank (the "MHC Merger"), and shares of common stock of the Bank constructively held by the Mutual Holding Company will be canceled and each Eligible Account Holder and Supplemental Eligible Account Holder will receive an interest in a Liquidation Account of the Bank in exchange for such person's interest in the Mutual Holding Company.

          (vii)Contemporaneously with the MHC Merger, Interim will merge with and into the Bank, with the Bank as the surviving entity (the "Bank Merger"). Constructive shareholders of the Bank (i.e., Minority Holders) will exchange the shares of Bank common stock that they constructively received in the Mid-Tier Merger for Holding Company Common Stock.

          (viii) Contemporaneously with the Bank Merger, the Holding Company will offer for sale its common stock in the Offering.

As part of the conversion, each of the Minority Shares shall automatically, without further action of the holder thereof, be converted into and become the right to receive Holding Company Common Stock based upon the exchange ratio ("Exchange Ratio"). Options to purchase shares of Mid-Tier Holding Company common stock which are outstanding immediately prior to the consummation of the Conversion will be converted into options to purchase shares of Holding Company Common Stock, with the number of shares subject to the option and the exercise price per share to be adjusted based upon the Exchange Ratio so that the aggregate exercise price remains unchanged, and with the duration of the option remaining unchanged.

As a result of the Mid-Tier Merger, the MHC Merger and the Bank Merger, the Holding Company will be a publicly held corporation, will register the Holding Company Common Stock

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February 23, 2001


under Section 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and will become subject to the rules and regulations thereunder and file periodic reports and proxy statements with the SEC. The Bank will become a wholly owned subsidiary of the Holding Company and will continue to carry on its business and activities as conducted immediately prior to the Conversion.

The stockholders of the Holding Company will be the former Minority Stockholders of the Mid-Tier Holding Company immediately prior to the MHC Merger, plus those persons who purchase shares of Holding Company Common Stock in the Offering. Nontransferable rights to subscribe for the Holding Company Common Stock have been granted, in order of priority, to depositors of the Bank who have account balances of $50.00 or more as of the close of business on October 31, 1999 ("Eligible Account Holders"), the Bank's tax-qualified employee plans ("Employee Plans"), depositors of the Bank who have account balances of $50.00 or more as of the close of business on December 31, 2000 ("Supplemental Eligible Account Holders"), other members of the Bank (other than Eligible Account Holders and Supplemental Eligible Account Holders") ("Other Members"), and owners of shares of Bank common stock other than the Mutual Holding Company. Subscription rights are nontransferable. The Holding Company will also offer shares of Holding Company Common Stock not subscribed for in the subscription offering, if any, for sale in a community offering to certain members of the general public.

Luse Lehman Gorman Pomerenk & Schick Opinion

Fidelity Bankshares, Inc., Fidelity Bankshares, M.H.C., and Fidelity Federal Bank and Trust has received an opinion as to the Federal income tax consequences of the transaction from its Special Counsel, Luse Lehman Gorman Pomerenk & Schick, Washington, DC, dated February 23, 2001, as follows:

         Based on the foregoing description of the MHC Merger, the Mid-Tier Merger and the Bank Merger, and subject to the qualifications and limitations set forth in this letter, we are of the opinion that:

               1. The conversion of the Mutual Holding Company to a federally chartered interim stock savings association will constitute a mere change in identity, form or place of organization within the meaning of Section 368(a)(1)(F) of the Code.

               2. The merger of the Mid-Tier Holding Company into Federal Mid-Tier with Federal Mid-Tier as the surviving entity will constitute a mere change in identity, form or place of organization within the meaning of Section 368(a)(1)(F) of the Code.

               3. The conversion of the Federal Mid-Tier to a federally chartered interim stock savings association (which we shall continue to refer to as "Federal

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February 23, 2001


                    Mid-Tier") will constitute a mere change in identity, form or place of organization within the meaning of Section 368(a)(1)(F) of the Code.

               4. The Mid-Tier Merger qualifies as a tax-free reorganization within the meaning of Section 368(a)(1)(A) of the Code. (Section 368(a)(1)(A) of the Code.)

               5. The Federal Mid-Tier will not recognize any gain or loss on the transfer of its assets to the Bank in exchange for shares of common stock in the Bank which are constructively received by Minority Stockholders and the Mutual Holding Company, (Section 361 of the Code.)

               6. No gain or loss will be recognized by the Bank upon the receipt of the assets of Federal Mid-Tier in the Mid-Tier Merger (Section 1032 (a) of the Code.)

               7. The basis of the assets of the Federal Mid-Tier (other than stock in the Bank) to be received by Bank will be the same as the basis of such assets in the hands of Federal Mid-Tier immediately prior to the transfer. (Section 362(b) of the Code).

               8. The holding period of the assets of Federal Mid-Tier (other than stock in Bank) to be received by Bank will include the holding period of those assets in the hands of Federal Mid-Tier immediately prior to the transfer. (Section 1223(2) of the Code.)

               9. Federal Mid-Tier shareholders (formerly shareholders of Mid-Tier Holding Company) will not recognize any gain or loss upon their constructive or actual exchange of Federal Mid-Tier common stock for Bank common stock.

               10. The MHC Merger qualifies as a tax-free reorganization within the meaning of Section 368(a)(1)(A) of the Code. (Section 368(a)(1)(A) of the Code.)

               11. The exchange of the members' equity interests in the Mutual Holding Company for interests in a Liquidation Account established in the Bank in the MHC Merger will satisfy the continuity of interest requirement of Section 1.368-1(b) of the Income Tax Regulations (cf. Rev. Rul. 69-3, 1969-1 C.B. 103, and Rev. Rul. 69-646, 1969-2 C.B. 54). --

               12. The Mutual Holding Company will not recognize any gain or loss on the transfer of its assets to the Bank in exchange for an interest in a


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February 23, 2001


                    Liquidation Account established  in the Bank for the benefit
                    of  the  Mutual  Holding  Company's   members   who   remain
                    depositors of the Bank (Section 361 of the Code).

               13. No gain or loss will be recognized by the Bank upon the receipt of the assets of the Mutual Holding Company in the MHC Merger in exchange for the transfer to the members of the Mutual Holding Company of an interest in the Liquidation Account in the Bank. (Section 1032(a) of the Code).

               14. Persons who have an interest in the Mutual Holding Company will recognize no gain or loss upon the receipt of an interest in the Liquidation Account in the Bank in exchange for their voting and liquidation rights in the Mutual Holding Company. (Section 354(a) of the Code.)

               15. The basis of the assets of Mutual Holding Company (other than Stock in the Bank) to be received by Bank will be the same as the basis of such assets in the hands of the Mutual Holding Company immediately prior to the transfer. (Section 362(b) of the Code).

               16. The holding period of the assets of the Mutual Holding Company in the hands of the Bank will include the holding period of those assets in the hands of the Mutual Holding Company. (Section 1223(2) of the Code.)

               17. The Bank Merger qualifies as a reorganization within the meaning of Section 368(a)(1)(A) of the Code, pursuant to
                    Section 368(a)(2)(E) of the Code. For these purposes, each of the Bank, the Holding Company and Interim are "a party to the reorganization" within the meaning of Section 368(b) of the Code.

               18. Interests in the Liquidation Account established at the Bank, and the shares of Bank common stock held by Mutual Holding Company prior to the consummation of the MHC Merger, will be disregarded for the purpose of determining that an amount of stock in the Bank which constitutes "control" of such corporation was acquired by the Holding Company in exchange for shares of common stock of the Holding Company pursuant to the Bank Merger (Code Section 368(c)).

               19. The exchange of shares of Bank common stock for the shares of the Holding Company Common Stock in the Bank Merger, following consummation of the Mid-Tier Merger and the MHC Merger, will satisfy the continuity of interest requirement of Income Tax Regulation Section 1.368-1(b) in the Bank Merger.

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February 23, 2001


               20. Interim Savings Bank will not recognize any gain or loss on the transfer of its assets to Bank in exchange for Bank common stock and the assumption of Bank of the liabilities, if any, of Interim. (Section 361(a) and 357(a) of the Code.)

               21. The Holding Company will not recognize any gain or loss upon its receipt of Bank common stock in exchange for Interim Savings Bank common stock. (Section 354(a) of the Code.)

               22. Bank shareholders will not recognize any gain or loss upon their exchange of Bank common stock solely for shares of Holding Company Common Stock. (Section 354(a) of the Code.)

               23. The payment of cash to the Minority Stockholders in lieu of fractional shares of Holding Company will be treated as though the fractional shares were distributed as part of the Bank Merger and then redeemed by Holding Company. The cash payments will be treated as distributions in full payment for the fractional shares deemed redeemed under Section 302(a) of the Code, with the result that such shareholders will have short-term or long-term capital gain or loss to the extent that the cash they receive differs from the basis allocable to such fractional shares. (Rev. Rul. 66-365, 1966-2 C.B. 116 and Rev. Proc. 77-41, 1977-2 C.B. 574)

               24. Each Bank shareholder's aggregate basis in his or her Holding Company Common Stock received in the exchange will be the same as the aggregate basis of the Bank common stock surrendered in exchange therefore. (Section 358(a) of the Code).

               25. Each Bank shareholder's holding period in his or her Holding Company Common Stock received in the exchange will include the period during which the Bank common stock surrendered was held, provided that the Bank common stock surrendered is a capital asset in the hands of the Bank shareholder on the date of the exchange. (Section 1223(1) of the Code.)

               26. No gain or loss will be recognized by Eligible Account Holders and Supplemental Eligible Account Holders upon distribution to them of subscription rights to purchase shares of Holding Company Common Stock, provided that the amount to be paid for the Holding Company Common Stock is equal to the fair market value of the Holding Company Common Stock.

               27. No gain or loss will be recognized by Holding Company on the receipt of money in exchange for Holding Company Common Stock sold in the Offering. (Section 1032 of the Code.)


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February 23, 2001


Opinion

Our opinion regarding the Florida income/franchise tax consequences of the conversion of Fidelity Bankshares, M.H.C. into the capital stock form of organization is made in reliance on the opinion of Special Counsel, Luse Lehman Gorman Pomerenk & Schick as cited above.

The Florida Income Tax Code (Chapter 220, F.S.) does not specifically address the taxation of mutual holding companies. Rather, this transaction should be construed under general application of the Florida Corporate Income Tax Code. The Florida Legislature provides in Subsection 220.02(3), F.S., the following:

         It is the intent of the Legislature that the income tax imposed by this code utilize, to the greatest extent possible, concepts of law which have been developed in connection with the income tax laws of the United States, in order to:
         (a) Minimize the expenses of the Department of Revenue and difficulties in administering this code;
         (b) Minimize the costs and difficulties of taxpayer compliance; and
         (c) Maximize, for both revenue and statistical purposes, the sharing of information between the state and the Federal Government.

Furthermore, Subsection 220.13(2), F.S., defines "taxable income," the starting point in calculating Florida taxable income for corporations and the franchise tax base for bank and savings associations, as follows:

         For purposes of this section, a taxpayer's taxable income for the taxable year means taxable income as defined in s. 63 of the Internal Revenue Code and properly reportable for federal income tax purposes for the taxable year, but subject to the limitations set forth in paragraph (1)(b) with respect to the deductions provided by ss. 172
         (relating to net operating losses), 170(d)(2) (relating to excess charitable contributions), 404(a)(1)(D) (relating to excess pension trust contributions), 404(a)(3)(A) and (B) (to the extent relating to excess stock bonus and profit-sharing trust contributions, and 1212 (relating to capital losses) of the Internal Revenue Code.

Finally, similar transactions were addressed in Technical Assistance Advisements 94(C)1-005 and 95(C)1-005 and the Department determined that in conversions of mutual holding companies into stock holding companies there would be no effect on Florida taxable income provided the transactions did not effect federal taxable income. Although Technical Assistance Advisements are only binding to the Department for the specific taxpayer to whom they are addressed, they are indicative of the Department's position on an issue.

To the extent the Conversion will constitute, as determined by Special Counsel, Luse Lehman Gorman Pomerenk & Schick, a tax-free reorganization under Sections 368(a)(1)(A), 368(a)(1)(F) and 368(a)(2)(E) of the code, it is our opinion that the conversion of Fidelity Bankshares,


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February 23, 2001



M.H.C., into the capital stock form of organization as effectuated pursuant to the integrated transaction described above would likewise be treated as a tax free reorganization for Florida income/franchise tax purposes.

Based on the foregoing description of the MHC Merger, the Mid-Tier Merger and the Bank Merger, and subject to the qualifications and limitations set forth in this letter, we are of the opinion that:

               1. The conversion of the Mutual Holding Company to a federally chartered interim stock savings association will constitute for federal income tax purposes a mere change in identity, form or place of organization within the meaning of Section 368(a)(1)(F) of the Code and, therefore, will be treated as a mere change in identity, form or place of organization for Florida income/franchise tax purposes.

               2. The merger of the Mid-Tier Holding Company into Federal Mid-Tier with Federal Mid-Tier as the surviving entity will constitute for federal income tax purposes a mere change in identity, form or place of organization within the meaning of Section 368(a)(1)(F) of the Code and, therefore, will be treated as a mere change in identity, form or place of organization for Florida income/franchise tax purposes.

               3. The conversion of the Federal Mid-Tier to a federally chartered interim stock savings association will constitute for federal income tax purposes a mere change in identity, form or place of organization within the meaning of Section 368(a)(1)(F) of the Code and, therefore, will be treated as a mere change in identity, form or place of organization for Florida income/franchise tax purposes.

               4. The Mid-Tier Merger qualifies for federal income tax purposes as a tax-free reorganization within the meaning of
                    Section 368(a)(1)(A) of the Code and, therefore, a tax-free reorganization for Florida income/franchise tax purposes.

               5. The Federal Mid-Tier will not recognize for federal income tax purposes any gain or loss on the transfer of its assets to the Bank in exchange for shares of common stock in the Bank which are constructively received by Minority Stockholders and the Mutual Holding Company (Section 361 of the Code) and, therefore, will not recognize for Florida income/franchise tax purposes any gain or loss on the transfer of its assets to the Bank in exchange for shares of common stock in the Bank.

               6. For federal income tax purposes, no gain or loss will be recognized by the Bank upon the receipt of the assets of Federal Mid-Tier in the Mid-Tier


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                    Merger  (Section 1032 (a)  of  the  Code) and, therefore, no gain or loss will be recognized by the Bank for Florida income tax purposes upon the receipt of the assets of Federal Mid-Tier in the Mid-Tier Merger.

               7. The MHC Merger qualifies as a tax-free reorganization within the meaning of Section 368(a)(1)(A) of the Code and, therefore, a tax-free reorganization for Florida income/franchise tax purposes.

               8. The exchange of the members' equity interests in the Mutual Holding Company for interests in a Liquidation Account established in the Bank in the MHC Merger will satisfy the continuity of interest requirement of Section 1.368-1(b) of the federal Income Tax Regulations (cf. -- Rev. Rul. 69-3, 1969-1 C.B. 103, and Rev. Rul. 69-646, 1969-2 C.B. 54).
                    Florida will, pursuant to Section 220.02(3), F.S., follow this treatment.

               9. The Mutual Holding Company will not for federal income tax purposes recognize any gain or loss on the transfer of its assets to the Bank in exchange for an interest in a Liquidation Account established in the Bank for the benefit of the Mutual Holding Company's members who remain depositors of the Bank (Section 361 of the Code) and, therefore, no gain or loss will be recognized by the Mutual Holding Company for Florida income/franchise tax purposes.

               10. For federal income tax purposes, no gain or loss will be recognized by the Bank upon the receipt of the assets of the Mutual Holding Company in the MHC Merger in exchange for the transfer to the members of the Mutual Holding Company of an interest in the Liquidation Account in the Bank (Section 1032(a) of the Code) and, therefore, no gain or loss will be recognized by the Bank for Florida income/franchise tax purposes.

               11. The Bank Merger qualifies as a reorganization within the meaning of Section 368(a)(1)(A) of the Code, pursuant to
                    Section 368(a)(2)(E) of the Code. For these purposes, each of the Bank, the Holding Company and Interim are "a party to the reorganization" within the meaning of Section 368(b) of the Code. This treatment will, pursuant to Subsection 220.02(3), F.S., be followed for purposes of the Florida income/franchise tax.

               12. The exchange of shares of Bank common stock for the shares of the Holding Company Common Stock in the Bank Merger, following consummation of the Mid-Tier Merger and the MHC Merger, will satisfy the continuity of interest requirement of Income Tax Regulation Section 1.368-1(b) in the Bank Merger. Florida will, pursuant to Section 220.02(3), F.S., follow this treatment.


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February 23, 2001



               13. Interim Savings Bank will not for federal income tax purposes recognize any gain or loss on the transfer of its assets to Bank in exchange for Bank common stock and the assumption of Bank of the liabilities, if any, of Interim. (Section 361(a) and 357(a) of the Code.) Therefore, Interim Savings Bank will not recognize for Florida income/franchise tax purposes any gain or loss on the transfer of its assets to Bank in exchange for Bank common stock and the assumption by Bank of the liabilities, if any, of Interim.

               14. The Holding Company will not recognize for federal income tax purposes any gain or loss upon its receipt of Bank common stock in exchange for Interim Savings Bank common stock (Section 354(a) of the Code) and, therefore, will not recognize any gain or loss for Florida income/franchise tax purposes.

               15. For federal income tax purposes, no gain or loss will be recognized by Holding Company on the receipt of money in exchange for Holding Company Common Stock sold in the Offering (Section 1032 of the Code) and, therefore, no gain or loss will be recognized for Florida income/franchise tax purposes.

We hereby consent to the filing of this opinion as an exhibit to the MHC's Application for Approval for Conversion filed with the Commissioner and to the Holding Company's Registration Statement on Form S-1 as filed with the SEC.

This opinion is rendered solely for the benefit of Fidelity Bankshares, Inc., Fidelity Bankshares, M.H.C., and Fidelity Federal Bank and Trust, in connection with the proposed transaction and is not to be relied upon or used for any other purpose without our prior written consent.

Very truly yours,


/s/ Deloitte & Touche, LLP
--------------------------
DELOITTE & TOUCHE LLP